SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss. 240.14a-12


                            Golden Enterprises, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                            GOLDEN ENTERPRISES, INC.
                             One Golden Flake Drive
                            Birmingham, Alabama 35205



                            NOTICE OF ANNUAL MEETING

     Notice Is Hereby Given that the Annual Meeting of the Stockholders of Golden Enterprises, Inc., (the "Company") a Delaware Corporation, will be held at the general offices of the Company, at One Golden Flake Drive, Birmingham, Alabama on September 21, 2006, at 11:00 A.M., Birmingham time, for the following purposes:

     1. To elect a Board of Directors.

     2. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 4, 2006, are entitled to notice of and to vote at the meeting. All Stockholders are cordially invited to attend the meeting.

                                           By Order of the Board of Directors

                                           John S. Stein
                                           Chairman

Birmingham, Alabama
September 1, 2006



     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES PERSONALLY AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                 PROXY STATEMENT

                                     GENERAL

     The annual meeting of the stockholders of Golden Enterprises, Inc. (the "Company") will be held at the general offices of the Company, at One Golden Flake Drive, Birmingham, Alabama on September 21, 2006, at 11:00 A.M. All holders of record of common stock as of August 4, 2006, will be entitled to vote at the meeting and any adjournment thereof.

     The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.


                         PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc. The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, or personal interview at no additional compensation.


                        SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock of the Company of record at the close of business on August 4, 2006, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 4, 2006 was 11,835,330 shares.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At August 4, 2006, SYB, Inc., the Estate of Sloan Y. Bashinsky, Sr., deceased, and Compass Bank, as Trustee of the Golden Enterprises, Inc., and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of the Company. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.


                                           Amount and Nature of
                                         Beneficial Ownership (1)
  Name and Address of                    ------------------------    Percent of
   Beneficial Owner                      Direct          Indirect       Class
   ----------------                      ------          --------       -----

  SYB, Inc.                            5,283,128           -0-          44.6%
  3432 Briarcliff Road East
  Birmingham, Alabama 35223

                                           Amount and Nature of
                                         Beneficial Ownership (1)
  Name and Address of                    ------------------------    Percent of
   Beneficial Owner                      Direct          Indirect       Class
   ----------------                      ------          --------       -----

 The Estate of Sloan Y. Bashinsky, Sr.  1,014,500          -0-           8.5%
 2117 Second Avenue N.
 Birmingham, Alabama 35203

 Compass Bank, as Trustee                  -0-          843,639 (2)      7.1%
 of the Golden Enterprises, Inc.
 and subsidiaries Employee
 Stock Ownership Plan
 701 South 32nd  Street
 Birmingham, Alabama 35233 (a)

-----------------
(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

(2) The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc., and Patty Townsend, Chief Financial Officer, Vice President and Secretary of the Company.

(a) The Employee Stock ownership Plan is an employee benefit plan qualified under ss.401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of 1974.

Security Ownership Of Management

     The following table shows the shares of common stock of Golden Enterprises, Inc., beneficially owned, directly or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 4, 2006:
                                         Amount and Nature of
                                        Beneficial Ownership (1)
                                        ------------------------      Percent of
            Name                    Direct        Indirect              Class
            ----                    ------        --------              -----

 John S. Stein (a)(b)(c)            288,854         -0-    (2)(4)        2.4%
 J. Wallace Nall, Jr.                 -0-          196,000 (2)(5)        1.7%
 F. Wayne Pate                      138,017             32 (2)(6)        1.2%
 Edward R. Pascoe                    60,000         -0-                   *
 John P. McKleroy, Jr. (d)(e)(f)     34,000 (3)     -0-    (2)            *
 James I. Rotenstreich                9,533         -0-                   *
 John S. P. Samford                   1,666         -0-                   *
 Joann F. Bashinsky (g) (h)          11,405         -0-    (2)            *
 Mark W. McCutcheon                   4,455         -0-    (2)(4)         *
 Randy Bates                          3,893         -0-                   *
 David Jones                            330         -0-                   *
 Patty Townsend                        -0-          -0-    (4)            *

 All Directors and
 Officers as a group                552,153        196,032               6.3%
------------------
*Less than one percent of class

(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose of, or to direct the disposition of, such security.

(2) Each designated director is a member of the Voting Committee created under the Will and under the SYB, Inc. Common Stock Trust of Sloan Y. Bashinsky, Sr. ("Bashinsky"). As a member of the Voting Committee, each designated director participates in the vote of the shares of common stock of the Company owed by SYB, Inc. (5,283,128 shares) and by the Estate/Testamentary Trust of Bashinsky (1,014,500 shares). Thomas L. Davis, a retired employee and officer of Golden Flake Snack Foods, Inc., is also a member of the Voting Committee. The decision of the majority of the members of the Voting Committee govern how the stock is voted. The Directors do not possess and specifically disclaim any beneficial ownership of the shares owned by SYB, Inc. and the Estate/Testamentary Trust of Bashinsky.

(3) Includes 28,480 shares held by a self-employed pension plan and personal IRA account for the benefit of John P. McKleroy, Jr.

(4) Does not include any portion of the 843,639 shares of common stock of the Company which are owned by Compass Bank, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. John S. Stein, Mark W. McCutcheon and Patty Townsend are members of the plan's administrative committee and exercise the voting power of the shares and each disclaims any beneficial ownership of such shares with the exception of the following shares which are vested in their respective accounts as an employee-participant under the Plan: Stein 52,765, McCutcheon 3,193 and Townsend 730.

(5) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For SEC reporting purposes, Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.

(6)  Includes 32 shares owned by the wife of F. Wayne Pate.

(a) Mr. Stein is a Director and President of SYB, Inc. which owns 5,283,128 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(b) Mr. Stein is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(c) Mr. Stein is designated under the Will of Sloan Y. Bashinsky, Sr., deceased, as a Co-Personal Representative/Co-Trustee of his Estate and Testamentary Trust. The Estate and Trust own 1,014,500 shares of the Company stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(d)  Mr.  McKleroy is a Director and Secretary of SYB, Inc. which owns 5,283,128
     shares  of  the  Company's   stock.  Mr.  McKleroy  does  not  possess  and
     specifically disclaims any beneficial ownership of these shares.

(e) Mr. McKleroy is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(f) Mr. McKleroy is designated under the Will of Sloan Y. Bashinsky, Sr., deceased, as a Co-Personal Representative/Co-Trustee of his Estate and Testamentary Trust. The Estate and Trust own 1,014,500 shares of the Company stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(g) Mrs. Bashinsky is a Director, Chairman and CEO of SYB, Inc., which owns 5,283,128 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

(h) Mrs. Bashinsky is a Director, Chairman and CEO of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

Each Director has the sole voting and investment power of the shares directly owned by him/her.

Change in Voting Control
------------------------

     Sloan Y. Bashinsky, Sr. died on August 2, 2005. At the time of Mr. Bashinsky's death, he beneficially owned 6,698,172 shares of common stock of the Company which constitutes voting control of the Company. The stock beneficially owned by Mr. Bashinsky was registered in and held by the following entities:

      SYB, Inc.                                    5,283,128 shares

      SYB, Inc. as Trustee                         1,000,000 shares
      of the Sloan Y. Bashinsky,
      Sr. Trust dated February 16,
      1982

      Bashinsky Foundation, Inc.                     400,544 shares

      Sloan Y. Bashinsky, Sr.                         14,500 shares

     As a result of Mr. Bashinsky's death, and the probate of his will on August 12, 2005, the 1,000,000 shares held in the SYB, Inc.Trust and the 14,500 shares held in his name passed to his Estate/Testamentary Trust created under his Will. SYB, Inc. continues to own the 5,283,128 shares and the Bashinsky Foundation, Inc. continues to own the 400,544 shares.

     John S. Stein, Joann F. Bashinsky and John P. McKleroy, Jr., Directors of the Company, each serves as a Director and officer of Bashinsky Foundation, Inc. The stock of the Company owned by Bashinsky Foundation, Inc. is voted by its board of directors and is not subject to the Voting Committee, as described below.

     John S. Stein, Joann F. Bashinsky and John P. McKleroy, Jr., Directors of the Company, each serves as a director and officer of SYB, Inc. The voting stock of SYB, Inc. is vested in the SYB, Inc. Common Stock Trust and John P. McKleroy, Jr. serves as a Co-Trustee of this Trust.

     John S. Stein and John P. McKleroy, Jr. are designated under Mr. Bashinsky's Will as Co-Personal Representatives of his Estate and as Co-Trustees of his Testamentary Trust.

     Mr. Bashinsky's Will and the SYB, Inc. Common Stock Trust provide that shares of the Company held by SYB, Inc. and his Estate/Testamentary Trust, along with the voting shares of SYB, Inc. shall be voted by a committee made up of members of the Board of Directors of Golden Enterprises, Inc. and one member designated by his Estate Personal Representatives/Trustees ("Voting Committee"). Consequently, the 5,283,128 shares of the Company stock held by SYB, Inc. and the 1,014,500 shares of the Company stock held by Mr. Bashinsky's Estate/Testamentary Trust, all of which constitute a majority of the stock of the Company, are voted by the Voting Committee. The Voting Committee consists of John S. Stein, J. Wallace Nall Jr., F. Wayne Pate, John P. McKleroy, Jr., Joann
F. Bashinsky and Mark W. McCutcheon, all directors of the Company, along with Thomas L. Davis, a retired employee and officer of Golden Flake Snack Foods, Inc. James I. Rotenstreich, John S.P. Samford and Edward R. Pascoe resigned from the Voting Committee on December 9, 2005 in order to retain their status as Independent Directors of the Company. The decision of a majority of the members of the Voting Committee govern how the stock is voted.

                              ELECTION OF DIRECTORS
     At the Annual Meeting, nine Directors are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last annual meeting. Proxies can not be voted for a greater number of persons than the number of nominees named.

     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election, it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees proposed by the Board of Directors unless the Board reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.

     The following table shows the names of the nominees for election as directors, their respective ages as of August 4, 2006, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.


                                               Principal Occupation
                                               Business Experiences                      Director
     Name and Age                             and Other Directorships                      Since
     ------------                             -----------------------                      -----
John S. Stein, 69             Mr.  Stein is  Chairman  of the Board.  He was  elected      1971
                              Chairman   on  June  1,   1996.   He  served  as  Chief
                              Executive  Officer  from 1991 to April 4, 2001,  and as
                              President  from  1985 to 1998 and from  June 1, 2000 to
                              April 4, 2001.  Mr.  Stein also served as  President of
                              Golden Flake Snack Foods,  Inc. from 1976 to 1991.  Mr.
                              Stein  retired as an  employee  with the Company on May
                              31,   2002.   Mr.   Stein  is  a  Director  of  Compass
                              Bancshares, Inc.

Edward R. Pascoe, 69          Mr.  Pascoe is retired  Chairman  of the Board of Steel      1971
                              City Bolt & Screw,  Inc.  (formerly Coosa  Acquisition,
                              Inc.)  which,  in 1995,  acquired  the bolt and special
                              fastener  business  owned by the Company.  He served as
                              President  of Steel City Bolt & Screw,  Inc. and Nall &
                              Associates,  Inc., which were wholly-owned subsidiaries
                              of the  Company,  from  1972  and  1973,  respectively,
                              until 1995.

John P. McKleroy, Jr., 62     Mr.  McKleroy  is an  attorney  and member with Spain &      1976
                              Gillon,  L.L.C.,  general  counsel for the Company.  He
                              has practiced law with this firm since 1968.


                                               Principal Occupation
                                               Business Experiences                      Director
Name and Age                                  and Other Directorships                      Since
------------                                  -----------------------                      -----
James I. Rotenstreich, 68     Mr.   Rotenstreich  is  Chairman  and  Chief  Executive      1984
                              Officer  of  JHF  Holdings,  Inc.  ("JHF"),  a  company
                              formerly doing business under the name of Jefferson
                              Home  Furniture  Company,  Inc.  He has served as Chief
                              Executive  Officer  since  1967 and as  Chairman  since
                              1992.  In  May  of  1994,  JHF  sold  its  retail  home
                              furniture  interest  and is  presently  engaged in real
                              estate and investment holdings.


John S. P. Samford, 56        Mr.  Samford  is  President  and sole  owner of Samford      1984
                              Capital Corporation, an investment holding
                              company which he formed in 1989.

J. Wallace Nall, Jr., 66      Mr. Nall is President of Nall  Development  Corporation      1991
                              and a General Partner of Nall Partnership,  Ltd. He has
                              held  these  positions  since  1981.  Nall  Development
                              Corporation is an investment  holding  company and Nall
                              Partnership,  Ltd.  is a  real  estate  investment  and
                              development company.

F. Wayne Pate, 71             Mr.  Pate  retired as  President  of the Company on May      1992
                              31,  2000.  He served as  President  from  November  1,
                              1998 until retirement. He also served as President of
                              Golden Flake Snack Foods, Inc., a wholly-owned sub-
                              sidiary of the Company from September 20, 1991, to
                              November 1, 1998.

Joann F. Bashinsky, 74        Mrs.  Bashinsky  is Chairman and CEO of SYB,  Inc.,  an      1996
                              investment  holding  company,   which  is  a  principal
                              owner of the  Company.  Mrs.  Bashinsky  served as Vice
                              President of SYB,  Inc. from 1981 until August 8, 2005,
                              at which time she was elected  Chairman  and CEO.  Mrs.
                              Bashinsky  also serves as Chairman and CEO of Bashinsky
                              Foundation, Inc., a private charitable foundation.

Mark W. McCutcheon, 51        Mr.   McCutcheon   is  Chief   Executive   Officer  and      1999
                              President of the Company and  President of Golden Flake
                              Snack Foods,  Inc., a  wholly-owned  subsidiary  of the
                              Company.   He  has  served  as   President   and  Chief
                              Executive Officer of the Company since April 4, 2001
                              and as  President  of Golden  Flake  since  November 1,
                              1998.  He has been employed by Golden Flake since
                              1980.

            Additional Information Concerning the Board of Directors

Director Independence

     The Board has determined that Edward R. Pascoe,  James I.  Rotenstreich and
John  S.P.  Samford,   are  qualified  as  "Independent   Directors"  under  the
requirements of the NASDAQ Stock Market, Inc. ("NASDAQ")

Meetings of Independent Directors

     The Independent Directors meet in executive session (with no management directors or officers present) at least twice each year. The Lead Independent Director chairs all executive sessions.

Lead Independent Director

     Each of the Chairs of the Audit and Compensation Committees of the Board shall act as the Chair of the Independent Directors, with the Chair of each meeting of the Independent Directors selected on a rotating basis.

Committees Of The Board Of Directors

     The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.

     The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers. The Compensation Committee consists of John S. Stein, John S.P. Samford, James I. Rotenstreich, J.Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Compensation Committee met once during fiscal year 2006.

     The Stock Option Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the Company's Long Term Incentive Plan. The Stock Option Committee consists of John S. Stein, John S.P. Samford, James I. Rotenstreich, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Stock Option Committee met once during fiscal year 2006.

     The Audit Committee reviews the results of the annual audit and quarterly financial statements, selects and engages the independent accountants, assesses the adequacy of the Company's procedures in connection with financial controls and receives and considers the independent accountants' comments as to internal controls. The Audit Committee acts pursuant to a written charter, which is reviewed annually by the Board of Directors. James I. Rotenstreich, Chairman, John S.P. Samford and Edward R. Pascoe constitute the standing Audit Committee of the Board of Directors. The Board of Directors has determined that all of the members of this committee qualify as independent directors under the current requirements of NASDAQ. The Board of Directors has further determined that all of the members of this committee qualify as an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission ("SEC"). The Audit Committee met four times during fiscal year 2006. See "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS".

Meetings Of The Board Of Directors and Committees

     During the fiscal year ended June 2, 2006, there were four regular meetings of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met four times during the fiscal year 2006. All directors attended all of the meetings of the Board and the Committees on which they served.

Compensation of Directors

     During the fiscal year ended June 2, 2006, the Company paid each of its non-employee Directors a retainer of $300 per month and a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

Board Member Attendance at Annual Meetings

     It is the policy of Golden Enterprises that each member of the Board shall make a reasonable effort to attend all meetings of the Board, applicable committee meetings and the Company's annual meeting of shareholders. All Directors attended the Annual Stockholders Meeting held last year.

Nomination of Directors

     During the fiscal year ended June 2, 2006, the Company did not have a standing nominating committee. The NASDAQ rules do not require the Company to have a nominating committee since the Company was a "controlled company" in that more than 50% of the voting common stock of the Company was held by Sloan Y. Bashinsky, Sr., SYB, Inc. and the Estate of Sloan Y. Bashinsky, Sr., all of which were affiliated, and such shares are voted by a Voting Committee created under the Will of Sloan Y. Bashinksy, Sr. and under the SYB, Inc. Common Stock Trust. The Voting Committee is comprised of John S. Stein, J. Wallace Nall, Jr.,
F. Wayne Pate, John P. McKleroy., Joann F. Bashinsky and Mark W. McCutcheon, all directors of the Company and Thomas L. Davis, a retired employee and officer of Golden Flake Snack Foods, Inc. The Board believes that it is not necessary to have a separate nominating committee in view of the size of the Company, and the fact that the Company was a "controlled company". Nominees for election as a director are determined by the entire Board. The Board will make all decisions regarding Board nominees based upon the best interest of the Company and its shareholders.

Communications with the Board

     Shareholders interested in communicating directly with the Board of Directors may do so by writing the Secretary of the Company, at the following address:

         Board of Directors of Golden Enterprises, Inc.
         C/O Corporate Secretary
         One Golden Flake Drive
         Birmingham, Alabama  35205

     All such letters must identify the author as a shareholder. The Secretary of Golden Enterprises will review all such communications and forward all appropriate communications to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, certain Executive Officers and beneficial owners of more than ten percent of the stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Monthly Reports, and 5, Annual Reports. Based upon a review of copies of such reports, or representations that no reports were due to be filed by Directors, Executive Officers or beneficial owners of more than ten percent of the stock of the Company, the Company believes that Section 16(a) filing requirements applicable to its Directors, Executive Officers and beneficial owners of more than ten percent of the stock of the Company were complied with during the fiscal year 2006.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table summarizes the compensation paid or accrued by the Company and its subsidiary during the fiscal years 2004, 2005 and 2006 to the Company's Chief Executive Officer and to the executive officers, other than the Chief Executive Officer, whose compensation exceed $100,000.


                                                SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                       Compensation
                                                    Annual Compensation                   Awards
                                                    -------------------                   ------
     Name and                  Year        Salary       Bonus       Other Annual        Securities        All Other
Principal Position             ----         ($)          ($)        Compensation        Underlying      Compensation
------------------                          ---          ---             ($)           Options/SARs          ($)
                                                                         ---             (#) (1)             ---
                                                                                         -------
Mark W. McCutcheon (a)         2006      $221,000       $2064           ----               ----        $39,738(2)(3)
    President and              2005      $215,000       ----            ----               ----        $35,818
    Chief Executive Officer    2004      $210,000       ----            ----               ----        $32,176
    and President
    of Golden Flake
    Snack Foods, Inc.

Randy Bates (b)                2006      $153,000       $1548           ----               ----        $l,230(2)
   Executive Vice              2005      $148,000       ----            ----               ----        $1,197
   President of Sales,         2004      $145,000       ----            ----               ----        $1,160
   Marketing and
   Transportation

David Jones (c)                2006      $150,000       $1548           ----               ----        $1,223(2)
   Executive Vice              2005      $145,000       ----            ----               ----        $1,165
   President of                2004      $135,000       ----            ----               ----        $1,094
   Operations,
   Human Resources
   and Quality Control


                                            SUMMARY COMPENSATION TABLE
                                                                                        Long-Term
                                                                                       Compensation
                                                    Annual Compensation                   Awards
                                                    -------------------                   ------
     Name and                  Year        Salary       Bonus       Other Annual        Securities        All Other
Principal Position             ----         ($)          ($)        Compensation        Underlying      Compensation
------------------                          ---          ---             ($)           Options/SARs          ($)
                                                                         ---             (#) (1)             ---
                                                                                         -------
Patty Townsend (d)             2006      $104,000       $1032           ----               ----        $832(2)
   Chief Financial Officer,    2005      $ 99,000       ----            ----               ----        $743
    Vice President,            2004      $ 94,000       ----            ----               ----        $390
    Secretary
    and Controller


------------------------------

(1) During the 2006 fiscal year, no incentive stock options were granted under the Long Term Incentive Plan.

(2) Includes contributions to the Company's and subsidiary's Profit Sharing Plan and Employee Stock Ownership Plan as follows: Mr. McCutcheon, $1,680; Mr. Bates, $1,230; Mr. Jones $1,223, Ms. Townsend $832.

(3) Includes amounts accrued of $38,058, but not paid, to provide for future payments under a Salary Continuation Plan for Mr. McCutcheon. The plan provides for payments of up to $120,000 per year, as adjusted for inflation, for 15 years following death or retirement at age 65, and a reduced benefit in the event of disability prior to retirement. The Plan is funded in part with life insurance on the life of Mr. McCutcheon, and during fiscal year 2006, insurance premiums of $46,910 were paid.

(a) Mark W. McCutcheon has served as President and Chief Executive Officer of the Company since April 4, 2001. He has served as President of Golden Flake Snack Foods, Inc. since November 1, 1998.

(b) Randy Bates has served as Executive Vice President of Sales, Marketing and Transportation of Golden Flake Snack Foods, Inc. since October 26, 1998.

(c) David Jones has served as Executive Vice President of Operations, Human Resources and Quality Control of Golden Flake Snack Foods, Inc. since May 20, 2002. He was Vice President of Manufacturing from 1998 to 2002 and Vice President of Operations from 2000 to 2002.

(d) Patty Townsend has served as Chief Financial Officer, Vice-President and Secretary of the Company since March 1, 2004. She has served as Controller of Golden Flake Snack Foods, since March 15, 1997.


401 (k) Profit Sharing Plan And Employee Stock Ownership Plan

     The Company and its subsidiary each maintain a 401 (k) Profit Sharing Plan and Employee Stock Ownership Plan for the benefit of their employees. Annual contributions are made to the Plans in amounts as determined by the Board of Directors of each company. Contributions to the Employee Stock Ownership Plan are invested in stock of the Company which is held for the account of the participating employees and is distributed to the employees upon their retirement or termination of employment. All contributions to the Profit Sharing Plan and Employee Stock Ownership Plan are allocated to the accounts of the participating employees based upon their annual compensation and each employee account vests 100% in the employee after three years of service. The contribution to the plans for the fiscal year ended June 2, 2006 was $122,641, with the following amounts being credited to the accounts of the following persons named in the Summary Compensation Table: Mark McCutcheon $1,680; Randy Bates $1,230; David Jones $1,223 and Patty Townsend $832. (See Summary Compensation Table on page 10 - These amounts are included within compensation shown in table.)

     The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc.; and Patty Townsend, Chief Financial Officer, Vice President and Secretary of the Company.

Long Term Incentive Plan

     Shareholders have approved the Golden Enterprises, Inc. 1996 Long Term Incentive Plan (the "Plan"). The purpose of the Plan is to further the growth in earnings and market appreciation of the Company by providing long term incentives to those officers and key employees of the Company or its subsidiaries who make substantial contributions to the Company through their ability, loyalty, industry and invention.

     The Plan is administered by the Stock Option Committee of the Board of Directors.

     The Plan authorizes the Stock Option Committee to grant to officers and key employees in the Plan (i) stock options (which may be non-qualified options or incentive stock options for tax purposes), (ii) stock appreciation rights ("SARs") (which may be issued in tandem with stock options), (iii) restricted stock awards, (iv) performance units (which may be in stock, cash or a combination thereof), and (v) supplemental cash payments. Persons eligible to participate in the Plan shall be those officers and key employees of the Company and its subsidiaries who are in positions in which their decisions, actions and counsel significantly impact the performance of the Company or its subsidiaries. Participants are chosen from this group by the Stock Option Committee.

     Shares Reserved for Issuance. The aggregate number of shares of the Company's common stock which may be issued under the Plan may not exceed
500,000. Shares subject to options granted under the Plan which expire unexercised, or shares subject to awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which awards may be granted to any individual in any one year under the Plan is 100,000.

     Stock Options. The Stock Option Committee is authorized to determine the terms and conditions of all option grants, subject to certain specific limitations as set forth in the Plan. In general, no option may be granted with an exercise price of less than the fair market value of a share of the Company's common stock on the date of grant (110% if the grantee beneficially owns more than 10% of such stock), the term of an option may not be longer than ten (10) years, and any option shall be subject to certain restrictions on transferability. Payment of the option price may be in cash, check or other instrument acceptable to the Stock Option Committee, or, in the discretion of the Stock Option Committee, in the form of unrestricted common stock of the Company owned by the optionee.

     Stock Appreciation Rights. The Stock Option Committee is authorized to grant SARs either independent of or in connection with stock options granted under the Plan. The exercise of SARs will entitle the holder thereof to an amount (the "appreciation") equal to the difference between the fair market value of the common stock on the date the SAR was issued (or, in the case of SARs issued in connection with options, the exercise price under the related option agreement) and the fair market value of a share of common stock of the Company on the date the SAR is exercised. The appreciation will be payable in cash or common stock of the Company at the discretion of the Stock Option Committee. The exercise of SARs granted in connection with options will terminate those options.

     The exercise of SARs which are paid in common stock will be treated as the issuance of the shares of common stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the Plan.

     Restricted Stock. The Stock Option Committee is authorized to award restricted stock under the Plan subject to such terms and conditions as the Stock Option Committee may determine. The Stock Option Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the recipient of the restricted stock, and the date on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Stock Option Committee may determine. The Stock Option Committee has the discretion to make loans to the recipients for the purchase price of the restricted stock and to accelerate the vesting of the restricted stock on a case by case basis at any time.

     Performance Units. The Stock Option Committee may grant performance units under which payment may be made to the participant upon the attainment of specific performance goals. Such performance goals will be established by the Stock Option Committee and will relate to the performance of the Company (or any segment thereof) over a specified performance period, as judged under any business criteria deemed appropriate by the Stock Option Committee, including, without limitation, growth in earnings, the ratio of earnings to shareholder's equity or the ratio of earnings to total capital.

     The Stock Option Committee shall determine the extent to which the performance targets have been attained, and what, if any, payment is due the participant on the performance unit. Such payment may be made, at the Stock Option Committee's discretion, in cash or common stock of the Company (based on the then current fair market value of such stock).

     Supplemental Cash Payments. A stock option, SAR, restricted stock or performance unit award may provide for the Company to make a supplemental cash payment to a participant. Payments may be made for the purpose of, but not limited to, assisting the employee in paying income taxes resulting from an award under the Plan. In no event shall the amount of cash payment exceed the value of the award to which it relates.

     During the fiscal year ended June 2, 2006, no incentive stock options or other rights were granted under the Plan to officers and key employees of the Company or its subsidiary. No executive officer exercised options during fiscal year 2006. Information concerning outstanding options is set forth in the following table.


    Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

----------------------------------------------------------------------------------------------------------------
            (a)                      (b)                   (c)                     (d)                 (e)

                                                                              Number of Secur-        Value of
                                                                               ties Underlying      Unexercised
                                                                                 Unexercised        In-the-Money
                                                                               Options/SARs at      Options/SARs
                                                                                 FY-End (#)        at FY-End ($)
                                                                                 ----------        -------------
                              Shares Acquired                                   Exercisable/       Exercisable/
Name                          on Exercise (#)       Value Realized ($)          Unexercisable      Unexercisable
----                          ---------------       ------------------          -------------      -------------
Mark W. McCutcheon                     0                      0                   60,000/0                $0/0
CEO

Randy Bates                            0                      0                   29,000/0                $0/0

David Jones                            0                      0                   30,000/0                $0/0

Patty Townsend                         0                      0                   20,000/0                $0/0


Compensation Committee Interlocks and Insider Participation

     During fiscal year 2006, the Compensation Committee of the Board of Directors (the "Compensation Committee") was comprised of John S. Stein, John S.P. Samford, James I. Rotenstreich, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. None of the members, with the exception of John S. Stein who is Chairman of the Board, are officers or employees of the Company or its subsidiary. F. Wayne Pate retired as President of the Company on May 31, 2000.

Compensation Committee Report On Executive Compensation

     The Compensation Committee reviews the compensation structure of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc. ("Golden Flake"), a wholly- owned subsidiary, and recommends to the Board the appropriate base and incentive bonus compensa- tion of such officers.

     The Stock Option Committee during fiscal 2006 was made up of James I. Rotenstreich, John S. P. Samford, John S. Stein, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Stock Option Committee determines the key employees of the Company and Golden Flake to whom stock options and stock appreciation rights are granted under the Company's Long Term Incentive Plan.

     The Company's executive compensation program consists of three primary components: base salary, annual incentive bonus, and grants of stock options and stock appreciation rights.

     Base salary is the foundation of executive compensation. Base salaries are reviewed annually and adjusted, if deemed appropriate, based upon recommendations of the Compensation Committee after its review of recommendations received from the Chairman of the Board ("Chairman").

     Annual incentive bonus formulas are established for the Chief Executive Officer (CEO), President, Chief Financial Officer (CFO) and the top executive officer of Golden Flake. The CEO, President, CFO and the top executive officer of Golden Flake are paid a percentage of the company's pre-tax operating earnings that exceed a targeted return on equity.

     The base salaries and incentive bonus formulas for fiscal 2006 reported in this Proxy Statement were recommended by the Compensation Committee in April, 2005 to the Board. The Compensation Committee received and reviewed recommendations from the Chairman, which recommendations were based upon a number of factors, including overall earnings of the Company and Golden Flake, pre-tax earnings from operations, return on equity, the financial performance of the Company and its subsidiary, the complexities of the job, and individual performance and achievements of each of the executive officers.

     In reviewing the recommendations of the Chairman and in making its recommendations to the Board, the Compensation Committee undertook a subjective consideration of the executive officers' base salaries and incentive bonus formulas that was not related to any specific qualitative or quantitative criteria.

     The Board's approval of such recommendations of the Compensation Committee have generally been based on its subjective analysis of what it considers to be a reasonable and appropriate base salary and incentive bonus formula for the CEO and other executive officers taking into consideration their individual job responsibilities and the financial performance of the Company during the prior fiscal year.

     The Company has used stock options and stock appreciation rights to reward the performance of executives. These are granted under the Long Term Incentive Plan. Grant of stock options and stock appreciation rights are made by the Stock Option Committee to key employees after considering the recommendations of the Chairman.

     The Compensation Committee believes that the incentive bonus formulas and stock options/stock appreciation rights assure that a significant portion of the CEO's compensation relate to the Company's performance.

     The base salary and  incentive  bonus formula for Mark W.  McCutcheon,  the
Company's CEO, during fiscal year 2006 were determined based upon his responsibilities and contributions to the Company and the performance of the Company. During fiscal 2006, Mr. McCutcheon received a base salary of $221,000 which was an increase of $6,000 from the prior year. Mr. McCutcheon's incentive bonus formula which was based upon a pre-determined percentage of the Company's pre-tax operating earnings that exceeded a target of return on equity, produced a bonus of $2,064 for fiscal 2006. Mr. McCutcheon did not receive any stock options during fiscal 2006.

     In April of 2006, the Compensation Committee held its regular meeting to consider and recommend compensation for the fiscal year beginning June 1, 2006. At that meeting, the Compensation Committee, upon recommendation of John S. Stein, Chairman, and employing the factors and criteria set out above, recommended that the base salary for Mark W. McCutcheon as President and CEO be increased 3% from $221,000 to $227,000 and that the base salary of Patty Townsend, as CFO, Vice President and Secretary, be set at $110,000. The recommendations of the Compensation Committee were approved by the Board of Directors.

     Compensation Committee: J. Wallace Nall, Jr., John S. P. Samford, James I. Rotenstreich, John S. Stein, Joann F. Bashinsky, and F. Wayne Pate.

Shareholder Return Performance Graph

     The following graph illustrates, for the period commencing May 31, 2001, and ending June 2, 2006, the yearly percentage change in the cumulative total shareholder return on the Company's common stock as compared with the cumulative total returns of other companies included within the NASDAQ Stock Market (U.S. Companies) Index and the Company's Peer Group.

     The Company has selected a Peer Group consisting of the four publicly-traded companies named below which are in the snack food industry. Most of the Company's direct competitors and peers are privately-held companies or subsidiaries or divisions of larger publicly-held companies so that the available members of the Peer Group are limited.


                    [GRAPHIC OMITTED. SEE SUPPLEMENTAL PDF]

     This graph assumes that $100 was invested in the Company's common stock on May 31, 2001, in the NASDAQ Stock Market (U.S. Companies) Index and in the Peer Group, which consisted of Lance, Inc., J & J Snack Foods Corp., Tasty Baking Co. and Ralcorp Holdings, Inc. and that dividends were re-invested.


                              CERTAIN TRANSACTIONS

     During the fiscal year ended June 2, 2006, the law firm of Spain & Gillon, L.L.C., of which John P. McKleroy, Jr. is a member, served as General Counsel and performed various legal services for the Company and its subsidiary. The firm will continue to perform legal services for the current fiscal year.

     Golden Flake owns a Cessna Citation II Airplane for business use. Sloan Y. Bashinsky, Sr., who died on August 2, 2005, leased the plane for personal use of up to 100 flight hours per year. The lease required monthly payments of $20,000. This lease with Mr. Bashinsky expired on January 31, 2006. On February 1, 2006, Joann F. Bashinsky, the wife of Sloan Y. Bashinsky, Sr., executed a new lease with Golden Flake to lease the airplane for personal use of up to 100 flight hours per year. This lease also requires monthly payments of $20,000. During fiscal year 2006, Mr. Bashinsky, his estate and Mrs. Bashinsky paid lease payments to Golden Flake of $240,000, and also paid all flight crew expenses for flights used under the leases. Both leases were structured so that the costs of ownership, maintenance, and operation of the plane to Golden Flake are offset by the lease payments and payment of the flight crew expenses on flights used under the leases. The lease with Mrs. Bashinsky is for a term of one year and automatically renews annually on each February 1, unless Golden Flake or Mrs. Bashinsky elects to terminate the same. The current lease term will expire on January 31, 2007. The use of the plane under the lease is coordinated with Golden Flake so as not to interfere with Golden Flake's business use.

     The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee reviews with the independent auditors, the Company's Chief Financial Officer and the Company's general counsel the results of the independent auditor's annual report on the Company's financial statements. The Audit Committee selects and engages the Company's independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committee's duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

     The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended June 2, 2006 with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61 "). The Audit
Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No.1 and has discussed with the independent auditors their independence. The Audit
Committee has also discussed with the management of the Company and the independent auditors, such other matters and received such assurances from them as deemed appropriate by the Audit Committee.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on form 10-K for filing with the Securities and Exchange Commission.

     The Audit Committee has considered whether the provision of the non-audit services performed by Dudley, Hopton-Jones, Sims and Freeman PLLP, as described on Page 18 hereof is compatible with maintaining Dudley, Hopton-Jones, Sims and Freeman PLLP's independence.

     Members of the Audit Committee: James I. Rotenstreich, John S. P. Samford and Edward R. Pascoe.



                             INDEPENDENT ACCOUNTANTS

     Dudley, Hopton-Jones, Sims & Freeman PLLP, Certified Public Accountants ("Dudley, Hopton-Jones") were selected by the Audit Committee and ratified by the Board of Directors as the independent accountants to audit the Company's financial statements for the fiscal year ended June 2, 2006. Dudley,
Hopton-Jones has served as independent auditors to the Company since 1977. Representatives of Dudley, Hopton-Jones will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     During the fiscal years ended 2006 and 2005, Dudley, Hopton-Jones provided various audit and non-audit services to the Company and its subsidiary. As part of their services as the Company's auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also reviewed the Company's Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.

Fees billed by Dudley, Hopton-Jones:

     The following table shows information about fees billed to the Company by Dudley, Hopton-Jones.

                                                   FYE 2006          FYE 2005
                                                   --------          --------
Audit Fees (1)                                     $162,375          $223,515
Audit Related Fees (2)                               46,000            47,500
Tax Fees (3)                                         23,650            22,000
All Other Fees (4)                                     -0-               -0-

-----------------------

(1) Current FYE 2006 audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for the timely reviews of quarterly financial statements and assistance with the review of documents filed with the SEC. Prior FYE 2005 audit fees in addition to audit of the Company's annual financial statements include the audit of the restated previously issued financial statements and the reviews of the amendments to previously issued quarterly filings.

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(2) Audit  related  fees consist of the  aggregate  fees billed for audit of the
Company's and the Company's subsidiary employee benefit plans.

(3) Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance including tax planning, tax advice and the preparation of tax returns and claims for refunds.

(4) All other fees: Dudley, Hopton-Jones did not provide any other services to the Company than those described above nor were there any other fees billed to the Company than those described above.

---------------------

     The Audit Committee is required by its policy to pre-approve all services to be rendered by the Company's Independent Auditors prior to performance of such services. Pre-approval of services may be done in one of two ways, specific pre-approval or general pre-approval. With the use of specific pre-approval, the Audit Committee must specifically pre-approve the services that are to be rendered by the Independent Auditors prior to their engagement to render such services. The Audit Committee has elected to implement the specific pre-approved policy and procedure. As a result, all services provided by the Independent Auditors must be specifically pre-approved by the Audit Committee.

     The services of the Independent Auditors described above were specifically pre-approved by the Audit Committee prior to the engagement of the Independent Auditors to render such services.

     The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Company's policy to select its principal accountants after the preceding year's audit has been completed and the Company has had time to consider the selection.


                              FINANCIAL STATEMENTS

     Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended June 2, 2006, are contained in the 2006 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.

                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

     Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders must do so in writing received by the Company on or before May 31, 2007. Any other stockholder proposals for the Company's 2007 Annual Meeting of Stockholders must be received no later than July 27, 2007. The proposals must comply with all applicable statues and regulations. Any such proposals should be submitted to Golden Enterprises, Inc.,
Attention: Patty Townsend, CFO, Vice President & Secretary, One Golden Flake Drive , Birmingham, Alabama 35205.

                           CODE OF CONDUCT AND ETHICS

     Golden Enterprises has adopted a code of Conduct and Ethics that applies to its directors, officers and employees and to all employees of Golden Flake Snack Foods, Inc. The Code of Conduct and Ethics and any amendments thereto, are available on Golden Flake's website at www.goldenflake.com. Any waiver from the Code of Conduct and Ethics for Directors and Officers also will be made available on Golden Flake's website at www.goldenflake.com.


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                                 OTHER BUSINESS

     It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matter which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                           By Order of the Board of Directors


                           John S. Stein
                           Chairman


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